                                                                     EXHIBIT 4.3


                                 [FORM OF NOTE]

--------------------------------------------------------------------------------

                                                            CUSIP/CINS 339130AX4

                          9 1/4% Senior Notes due 2010

No. 1                                                               $200,000,000

                             FLEMING COMPANIES, INC.

promises to pay ______________________________________

or registered assigns

the principal sum of TWO HUNDRED MILLION Dollars on June 15, 2010.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  June 18, 2002



                            [Signature Page Follows]

                                          FLEMING COMPANIES, INC.


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
     ------------------------------
         Authorized Signatory

                          9 1/4% Senior Notes due 2010

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.01 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Fleming Companies, Inc., an Oklahoma corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/4% per annum from June 18, 2002 until maturity. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture and Section 1.07 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, Manufacturers and Traders Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Notes under a First Supplemental Indenture (the "Supplemental Indenture"), dated as of June 18, 2002, among the Company, the Guarantors named therein and the Trustee, to the Indenture, dated as of June 18, 2002, between the Company and the Trustee (the "Base Indenture" and as supplemented by the Supplemental Indenture, the "Indenture") . The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company which may be issued in unlimited amounts from time to time subject to compliance with Section
5.03 of the Supplemental Indenture. The Company is issuing $200 million in aggregate principal amount of Notes on the Issue Date.

            5. OPTIONAL REDEMPTION.

            (a) Except as described below, the Notes are not redeemable before June 15, 2006. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below.

                         YEAR               PERCENTAGE
               ------------------------    ------------
               2006....................      104.6250%
               2007....................      102.3125%
               2008 and thereafter.....      100.0000%

            In addition, the Company must pay all accrued and unpaid interest on the Notes redeemed.

            (b) Notwithstanding the foregoing, up to 35% of the initial aggregate principal amount of the Notes may be redeemed on or prior to June 15, 2005, at the option of the Company, within 90 days of an Equity Offering with the net proceeds of such offering at a redemption price equal to 109.25% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided, that after giving effect to such redemption at least 65% of the Notes originally issued under the Indenture remain outstanding.

            6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

            7. REPURCHASE AT OPTION OF HOLDER.

            (a) Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

            (b) The Company is, subject to certain conditions, obligated to make an offer to purchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respects the rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, or to allow any Guarantor to execute a supplement to the Supplemental Indenture and/or a Note Guarantee with respect to the Notes, or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

            12. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default re-lating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                        Fleming Companies, Inc.
                        1945 Lakepointe Drive
                        Lewisville, Texas  75029
                        Attention:  Investor Relations

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                               (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      ---------------
                                    Your Signature:
                                                   ----------------------------

                                        (Sign exactly as your name appears on
                                         the face of this Note)

Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 5.04 or 5.07 of the Supplemental Indenture, check the appropriate box below:

                        [ ] Section 5.04 [ ] Section 5.07

            If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.04 or Section 5.07 of the Supplemental Indenture, state the amount you elect to have purchased:


                                $
                                 ---------------

Date:
      -----------------

                                    Your Signature:
                                                    -----------------------
                                     (Sign exactly as your name appears on
                                     the face of this Note)

                                    Tax Identification No.:
                                                            ---------------

Signature Guarantee*:
                     ----------------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                    Amount of       Amount of       Principal
                   decrease in     increase in    Amount of this   Signature of
                    Principal       Principal       Global Note     authorized
                    Amount of       Amount of     following such    officer of
Date of Exchange   this Global     this Global      decrease         Trustee
                      Note            Note        (or increase)

                              NOTATION OF GUARANTEE

            For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the base indenture (the "Base Indenture"), dated as of June 18, 2002 between Fleming Companies, Inc., an Oklahoma corporation (the "Company") and Manufacturers and Traders Trust Company, as trustee (the "Trustee") as supplemented by the first supplemental indenture (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture"), dated June 18, 2002 among the Company, the Guarantors listed on the signature pages thereto and the Trustee (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article X of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

                            [Signature Pages Follow]

                                    ABCO FOOD GROUP, INC.
                                    BAKER'S FOOD GROUP, INC.
                                    RAINBOW FOOD GROUP, INC.
                                    RETAIL INVESTMENTS, INC.

                                    By:
                                       ----------------------------------
                                        Name:   Timothy M. Otte
                                        Title:  Secretary


                                    AG, L.L.C.

                                    By: Fleming Companies, Inc., sole member


                                    By:
                                       ----------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Title: Senior Vice President,
                                                 General Counsel and Secretary


                                    FOOD 4 LESS BEVERAGE COMPANY, INC.



                                    By:
                                       ----------------------------------
                                        Name: Charles L. Hall
                                        Title:President

                                    ABCO MARKETS INC.
                                    ABCO REALTY CORP.
                                    AMERICAN LOGISTICS GROUP, INC.
                                    CARDINAL WHOLESALE, INC.
                                    DUNIGAN FUELS, INC.
                                    FAVAR CONCEPTS, LTD.
                                    FLEMING FOOD MANAGEMENT CO. L.L.C.
                                    FLEMING FOODS OF TEXAS L.P.
                                    FLEMING INTERNATIONAL LTD.
                                    FLEMING SUPERMARKETS OF FLORIDA, INC.
                                    FLEMING TRANSPORTATION SERVICE, INC.
                                    FLEMING WHOLESALE, INC.
                                    FUELSERV, INC.
                                    GATEWAY INSURANCE AGENCY, INC.
                                    HEAD DISTRIBUTING COMPANY
                                    LAS, INC.
                                    MINTER-WEISMAN CO.
                                    PIGGLY WIGGLY COMPANY
                                    PROGRESSIVE REALTY, INC.
                                    RETAIL SUPERMARKETS, INC.
                                    RFS MARKETING SERVICES, INC.
                                    RICHMAR FOODS, INC.
                                    SCRIVNER TRANSPORTATION, INC.



                                    By:
                                       ----------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Secretary